UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 28, 2009
Rambus Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22339 (Commission File Number)	94-3112828 (IRS Employer Identification No.)
4440 El Camino Real
Los Altos CA 94022
(Address of principal executive offices, including zip code)
(650) 947-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On April 28, 2009, the Compensation Committee of the Board of Directors (the “Board”) of Rambus Inc. (the “Company”) approved certain technical amendments to the 2006 Equity Incentive Plan (the “Plan”) consisting of:
•	provisions clarifying that the Plan administrator will only be composed of an independent committee of the Board;

•	provisions clarifying that stock options under the Plan cannot be granted with an exercise price less than the fair market value of the common stock of the Company on the date of grant of such stock options;

•	provisions that other than performance based restricted stock units and other full-value awards can only be awarded with a minimum three year vesting requirement and performance based restricted stock units and other full-value awards can only be awarded with a minimum twelve month performance measurement period; provided, however, that awards of restricted stock units or other full-value awards for an aggregate amount of up to 5% of the shares of common stock available under the Plan will be exempt from the vesting requirements set forth in this bullet point, inclusive of amendments under the following bullet point; and

•	a provision that the terms of outstanding restricted stock units and other full-value awards cannot be amended for acceleration of vesting except in the event of the holder’s death, disability, or retirement or a change of control of the Company after the date of issuance, subject to the prior bullet point.
     In addition, on April 30, 2009, the Company held its annual meeting of stockholders. At the meeting, the stockholders approved the proposal to increase the number of shares reserved for issuance under the Plan by 6,500,000 shares. The Board previously approved the increase subject to stockholder approval.
     The general purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company’s business. The Plan provides for the grant of equity awards in the forms of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other stock or cash awards. The Plan administrator selects the employees, directors and consultants who will be granted awards and the amount of shares to be awarded under the Plan. Prior to giving effect to the addition of the 6,500,000 shares to the Plan, the number of shares available for grant under the Plan as of March 31, 2009 was 1,081,712 shares.
     A more detailed summary of the Plan is set forth in the Company’s proxy statement for its 2009 Annual Meeting of Stockholders (the “Proxy Statement”) filed with the Securities and Exchange Commission on March 17, 2009.
     The foregoing summary and the summary contained in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan and the related forms of agreements which are filed as exhibits hereto and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	2006 Equity Incentive Plan, as amended.

10.2	Forms of agreements under the 2006 Equity Incentive Plan, as amended (incorporated by reference to the Form 8-K filed on May 16, 2006).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2009	Rambus Inc.
/s/ Satish Rishi
Satish Rishi
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2006 Equity Incentive Plan, as amended.

10.2	Forms of agreements under the 2006 Equity Incentive Plan, as amended (incorporated by reference to the Form 8-K filed on May 16, 2006).